UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 30, 2015

CVSL INC.

(Exact name of registrant as specified in its charter)

Florida	001-36755	98-0534701
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

2400 North Dallas Parkway, Suite 230, Plano, Texas 75093

(Address of principal executive offices and zip code)

(972) 398-7120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On July 30, 2015, CVSL Inc. (the “Company”) entered into separate consulting agreements with two individuals pursuant to which each will provide certain business and financial advisory services to the Company. In connection with the consulting agreements, each consultant will be granted options exercisable for 500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), under the Company’s 2015 Stock Incentive Plan (for an aggregate of 1,000,000 shares), which options have an exercise price equal to 120% of the fair market value of the Common Stock on the date the Company’s Board of Directors had approved the grants, are fully vested and expire on July 30, 2020. The options and the shares of Common Stock issuable thereunder were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CVSL Inc.

Date: July 30, 2015	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President